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The following is a transcript of a presentation by Agios Pharmaceuticals, Inc. (the “Company”) on January 11, 2021 at the 39th annual JP Morgan Healthcare Conference discussing the Company and the pending sale of its oncology business to Servier Pharmaceuticals, LLC.

Introduction

Anupam Rama

Senior Biotech Analyst, JP Morgan

Welcome everybody to the 39th annual JP Morgan Healthcare Conference. My name is Anupam Rama. I’m one of the senior biotech analysts here at JP Morgan. I’m joined by Tessa Romero and Matt Bannon from the team.

The next presenting company we have is Agios and speaking on behalf of the company we have CEO, Jackie Fouse. Before I turn it over to Jackie, I just wanted to highlight to the listeners on the webcast that you can submit a question by the, ask a question feature in the portal, and I’m happy to ask those questions on your behalf. Jackie?

Agios Pharmaceuticals Presentation

Jackie Fouse,

CEO, Agios Pharmaceuticals

Thanks, Anupam. Hi everybody. Thank you for joining us for our Agios presentation at the conference today.

A Change in the Strategy

So back on December the 21st, we announced a two-part change in our strategy, and it is something I’ll cover with you today. We’re very excited about where we’re going at Agios and where we are with respect to leveraging the strengths that we’ve built up over our 12-year history as a company and re-imagining how we take the company forward in the future.

On slide two, we have some important information for investors related to the proxy statement that will come out to support our transaction to divest our oncology assets with Servier. On slide three, we have our forward-looking statements.

Patients at the Heart of Everything

On slide four, here I would like to highlight something that for us has always been the case, and it always will be the case, no matter our strategic focus at Agios, and that is our sense of urgency to help patients. Over the course of our history, we have brought IDH inhibitors to cancer patients, both in liquid as well as solid tumours, and we’re very proud of that legacy.

We have other drugs in other mechanisms being studied for indications in cancer. And now, with our strategic pivot to focus on genetically-defined diseases, we look forward to bringing transformative treatments to patients across a range of hemolytic anaemias and potentially other indications in the genetically-defined disease space in our futures. Patients have always been at the heart of everything that we do, and they will continue to be at the heart of everything that we do in the future.

39th Annual JP Morgan Healthcare Conference	Monday 11th January 2021

Working from a Position of Strength

Why are we undertaking this strategic transformation for Agios now? Well, we wanted to do that from a position of strength, and we also see with our business that we are at an inflexion point at this moment in time.

The path that we have chosen to take forward is shaped by three important decisions that we’ve made. As we looked at our business and undertook a strategic review of where we are, we saw a tremendous opportunity and optionality across all of our programmes, both in oncology as well as outside of oncology and genetically-defined diseases. And we see today even more potential to reach more patients with a relatively greater differentiated profile by focusing our path forward with a singular concentration on genetically-defined diseases.

After we made that decision, we also went through our process to figure out what’s the best way to maximise the value that our oncology programmes can have for patients as well as our stakeholders. And I’ll talk a little bit more about our decision in just a moment to divest our oncology platform and business to Servier pharmaceuticals.

A Focus on Genetically-Defined Diseases

All of this was done with a view to thinking through very thoughtfully, how to pursue capital markets independence and right-size our company for the stage that we are today, as we go forward with a focus on genetically-defined diseases, and we think that the combination of that focus and the transaction that we are undertaking with Servier will allow us to do that and move quickly with the top priority on genetically-defined diseases.

Evolution Over the Course of 2020

In terms of how things have evolved over the course of 2020, we’ve seen a significant evolution of the data in support of our lead program for genetically-defined diseases, Mitapivat AG348 across a range of haemolytic anaemias. And we have other drugs coming along in PKR and PK activation. We’ve also seen a really nice progression of our science and our research pipeline in other mechanisms in creating a variety of opportunities for us in genetically-defined diseases. And this gives us a clear path to success with the drug in Mitapivat that we think across a range of haemolytic anaemia indications can be a blockbuster status revenue-generating drug.

Sale of the Oncology Profile

By selling our oncology portfolio to a very capable and committed buyer, who is prioritising oncology and has a global infrastructure, we believe that we’re maximising the impact that our oncology programmes can have for patients, and we really liked the financial outcome of the transaction that we negotiated on behalf of our shareholders as well. So we think that this two-part strategy sets us up very well for tremendous future success.

Core Competencies Remain, With Focus on Genetically-Defined Diseases

I think it’s important, and I’m on slide seven now, to recognise that we are trying to combine the best of the areas that we think create the most differentiation for Agios, as we take our company forward into the future. Cellular metabolism has always been at the centre of what we have done and our heritage, and with our scientific platform, we believe that we have tremendous differentiation in our science of cellular metabolism and our insights there over the 12 years of our history.

39th Annual JP Morgan Healthcare Conference	Monday 11th January 2021

And we’ve always been to some extent focused on genetically-defined diseases. So we’re keeping those two elements of our core competencies and putting them together with that singular focus on genetically-defined diseases outside of cancer. And we think it’s making for a very compelling story on a go-forward basis with respect to what we’re able to do for patients and our stockholders.

Moving Forward with Servier

On slide eight, the transformative deal that we’ve announced with Servier supports our near term priorities in genetically-defined diseases, which include initiating pivotal clinical programmes for Mitapivat in both thalassemia and sickle cell disease. In 2021, we will also be filing an NDA for Mitapivat and pyruvate kinase deficiency and preparing for launch of that drug in 2022. The NDA will be filed this year in the first half of this year. And we’ll be looking at the data from our healthy volunteer study for our next generation PKR activator AG946 and determining next steps for clinical development for that drug. And we also look forward over the course of the year to giving you more information about our next research programme to move towards IND.

The transaction with Servier sets us up to deliver and execute very well over the next couple of years. And it sets us up to move towards our 2025 and beyond vision where we have adapted this somewhat compared to a year ago, based on our decision to divest our oncology assets. But we expect to have Mitapivat approvals in three hemolytic anaemia indications by 2025. Again, we expect Mitapivat to be a drug that can reach blockbuster revenue potential. And in 2025, we expect to have a broad clinical pipeline of at least five molecules in at least ten indications in genetically-defined diseases, as well as a sustainable, robust research pipeline that can deliver an IND every 12 to 24 months. We also expect to be cashflow positive on an annual basis in 2025, something that we expected in our original 2025 vision that we put forth at this conference last year.

With respect to the Servier transaction on a slide ten, I want to emphasise that this was step two after the first step, where we came to the strategic decision to focus on genetically-defined diseases in the future. After we took that first decision, then the second part of the decision-making process was to explore our options with respect to our oncology assets. And that’s where we ran a broad, competitive process and ended up negotiating the deal with Servier that we announced on December the 21st to divest our oncology platform.

There were a number of elements of the transaction, including cash consideration of up to $2 billion of which $1.8 billion is upfront, $200 million of milestone payments possible upon FDA approval of Vorasidenib in our pan IDH brain penetrating inhibitor, which is in a phase three trial for glioma. And then we also will receive 5% royalties on US net sales of Tibsovo after the transaction is closed and 15% royalties on US net sales of Vorasidenib upon its first commercial sale.

39th Annual JP Morgan Healthcare Conference	Monday 11th January 2021

This gives us the resources combined with cash that we have in our hands today to be capital markets independent until we are cash flow positive in 2025 and return at least $1.2 billion of that $1.8 billion upfront cash to our shareholders through share buybacks. We think that this puts us – this is on slide 12 – now in a position of being able to deliver tremendous value for patients in the future, as well as for our shareholders, as we go forward with focus on genetically-defined diseases, where we believe that we can have the most differentiated profile for Agios and through a financial transaction with Servier that we believe allows us to capture the full intrinsic value of our oncology assets today, and move forward with capital markets independence and create a tremendous value creation potential for our shareholders in the future.

Delivering Great Outcomes for Patients

On slide 13, without going into all the details here, this two-part decision has been driven by a desire for us to maximise the potential that we have with our science to deliver great outcomes for patients. We also believe this is the right decision for all of our employees, given that we’re putting our oncology assets in the hands of a very capable buyer who is also taking our employees into their company. And we think it’s very compelling for our shareholders. We’re excited about where we’re going as we’re re-imagining our future at Agios.

A Singular Focus on Genetically-Defined Diseases

On slide 15, what we highlight here or some of the things that have made us the special company that we are today, culturally, scientifically all of the things that we want to keep that we’ve built up over our track record over the last 12 years. So we’re keeping all of those key things that make Agios, Agios and we’re going to leverage those capabilities with a singular focus on genetically-defined diseases.

With that, we think that we will have an even greater ability to differentiate ourselves by delivering our science to patients with truly transformative therapies. And we can move very quickly to invest fully behind all the opportunities that we see in our pipeline in genetically-defined diseases, with strong execution and with the transaction with Servier we have the financial resources to do that, still return funds to our shareholders. And in our new genetically-defined disease-focused model, our first drug to market, Mitapivat, has the potential to be a blockbuster drug out of the gate, and allow us to generate more resources in the future to continue a highly sustainable business model on a go-forward basis.

Pioneering Leaders in PKR Activation

On slide 16, we highlight some data from – that we’ve generated for the last six years in the clinic. We are the pioneering leaders in PKR activation, and we have been in the clinic with Mitapivat and other molecules for over six years. You can see some of the data on the slide that we’ve generated regarding PKR activation.

We’ve also delivered a lot of firsts, both with respect to how we’re supporting patients in hemo – across a range of haemolytic anaemias, as well as the treating physician community. And you can see some of those first that we’ve delivered on this slide. We’re very proud of the fact that we’re on the brink of having the first disease-modifying therapy being brought to patients for pyruvate kinase deficiency. We’re also the first company to generate clinical data for alpha thalassemia patients. So we’ve been pioneering here. We will continue to do so. We have a strong track record in this regard.

39th Annual JP Morgan Healthcare Conference	Monday 11th January 2021

The Clinical Pipeline for Mitapivat

On slide 17, this is our clinical pipeline for Mitapivat. You can see the depth and breadth of the clinical strategy behind Mitapivat here. We announced positive results from our ACTIVATE non-transfusion-dependent pyruvate kinase deficiency trial back in November, and we look forward to the readout of ACTIVATE T the transfusion-dependent PKD population in the first quarter soon. So keep on the lookout for that.

We have disclosed now the details of our pivotal plan for thalassemia, and we will initiate that programme this year. And we look forward to disclosing the details of our pivotal plan for clinical development of sickle cell disease for Mitapivat and initiating that programme later this year as well. And you can see some of the other trials here related to the paediatric plans as well as on the right side of the slide, the patient range numbers for these different indications, where we’ll enter in the rare disease space for Mitapivat with PKD and then expand that label over time into patient populations that will take us into a greater and greater number of patients reached. So we’re very excited about Mitapivat and its potential. We have a lot of catalysts coming for the drug in the near term and over time as well.

Significant Opportunities Ahead

But we’re about more than Mitapivat. So on slide 18, what we highlight here are the significant opportunities that we see beyond our initial pipeline focus on Mitapivat, as well as AG946, the next generation PKR activator. And I’ll walk through each of these elements in just a moment.

On the right side of this slide, you can see the indications that we currently have clinical data and programmes for PKD, sickle cell disease, alpha and beta-thalassemia. And then you see a whole host of additional indications that we see as having potential for our genetically-defined disease pipeline, both our clinical-stage assets, as well as programmes that we have in the research area. And it goes well beyond PKR into other PK activation mechanisms, as well as other mechanisms, including PAH and BCAT too.

With respect to PKR activation and Mitapivat and 946 as those drugs lean toward that end of the PK activation spectrum, I’ve talked about Mitapivat already, and then this year we look forward to presenting data from our healthy volunteer study for AG946 and then talking more with you about future development plans for that molecule.

We’ve also got other development candidates moving along and other work that we’re doing with our research team on PK activation, including PKM2. And we have research efforts underway now to prioritise how we are thinking about those indications for clinical development, as well as our ongoing research work. And we have decisions that we will make about pursuing development opportunities over the course of 2021, and we look forward to sharing those more with you.

Some of these could take us into therapeutic categories where we would partner for those areas if they’re not in our area of expertise, but we see a tremendous opportunity here. And for some of these potential indications, we’ve included some patient numbers for you on slide 20, so you can have an appreciation of what the opportunity may look like for us there.

39th Annual JP Morgan Healthcare Conference	Monday 11th January 2021

We’re also quite excited about non-PK activation opportunities that have come out of our scientific research platform. We now have a development candidate that we have declared in the PAH mechanism with an indication potential in [inaudible]. You can see the number of patients in the US on slide 21. And so we are pursuing work now for IND enabling activities. And we’ll have more updates for you in that regard over the course of 2021.

And we also are doing lead optimisation work in another mechanism. BCAT2 where we look forward to sharing more about that with you as well. And you can see some of the potential indications on the right side of slide 21 in amino acid areas and acidemia there for that mechanism.

So we’ve made a tonne of progress over the last few years with our science group, and we’re extremely proud of everything that they’ve done as well as our oncology work as well. But it’s this opportunity that you see here that is propelling us to focus on genetically-defined diseases on a go-forward basis.

Anticipated Forthcoming Milestones

On slide 22, a take-away that I want you to have here for those of you who are following along on the slides; these are our anticipated 2021 team milestones. We’ve grouped them in terms of programme milestones largely around clinical execution and regulatory activities and getting ready for launches and then data presentations; our corporate objective, clearly of closing on the Servier transaction in Q2 and starting that return of capital to shareholders.

And then we’ve highlighted some of our other more commercial milestones and things related to our oncology programmes, which we continue to move forward with until we close the transaction with Servier. I’m not going to go into every detail of everything that’s on this slide, but I hope that you see a lot of exciting catalysts coming in 2021, and then we’ll have even more beyond this, but we’re very excited about where we’re going. We’re excited about where we can be with our vision in 2025, which is recapped for you on slide 23. And we’re super-energised and hope that you will be excited about where we’re going with our re-imagined Agios as well.

So with that, thank you very much. We’re going to open it up for Q&A with Anupam and Tessa, and I’m also inviting my colleagues. Chris Bowden, our chief medical officer, Bruce Car, our chief scientific officer, Darrin Miles, our head of commercial and Jonathan Biller, our chief financial officer and head of Legal and Corporate Affairs to join me for the Q&A. Thank you very much.

Q&A

Anupam Rama: Great, well, I just want to remind everybody on the webcast, if you want to submit a question, please submit it through the ‘Ask a Question’ feature in the portal and I’m happy to ask on your behalf.

The first question actually comes from the portal, which is, for sickle cell disease do you think haemoglobin in an acceptable phase three primary endpoint?

Jackie Fouse: Chris?

39th Annual JP Morgan Healthcare Conference	Monday 11th January 2021

Chris Bowden: Hi everybody. Well, an increase in haemoglobin of a gram has been used to garner an accelerated approval for one drug: Voxelotor. So in that context, certainly it is – has precedent with the FDA, and we’ll see, we’ll see where EMA comes down, although I think some of the communications would suggest that there’ll be open to it as well.

And so then I think the big question is, is what do you need to get full approval and what other things are there? And in the – in the setting of sickle cell disease, there are a number of issues associated with the chronic haemolytic anaemia from a disease burden. And then, of course, you’re all familiar with the disease burden aspect of pain crises, vaso-occlusive crises, acute chest syndrome.

So I think that in order to garner – we think that in order to garner full approval, that there needs to be something more than just haemoglobin and just haemoglobin increase, which is important. And obviously, the fact that Voxelotor has an accelerated approval means that that’s seen as an acceptable surrogate.

This is a similar situation for us as we’ve talked about pyruvate kinase deficiency, where in chronic haemolytic anaemias increasing haemoglobin is important, but we think that the more evidence you can bring to bear both from a mechanism of action and other supportive endpoints, whether it’s improvements in haemolytic markers, demonstration, that you’re addressing ineffective erythropoiesis, improvements in patient-reported outcomes, which means when they take the drug and these things improve there, we’re just talking about they actually feel better. And then uniquely for sickle cell, it’s the – can you demonstrate a reduction in the occurrence of pain crisis?

So those are –that’s a challenge on the one hand, but on the other hand, it gives you a number of different ways to approach your development programme and how you set your trial up. It’s not going to just be the primary endpoint, or even if you go with co-primary endpoints, it’s going to be the totality of data beyond that increase in haemoglobin will be important in sickle cell disease.

Anupam Rama: And what are the – what are the final steps to designing the sickle cell trial here as a next step? What are the gating factors to completing that?

Chris Bowden: Well, we’ve had our interactions with the authorities. We’ve gotten our feedback from them in terms of how they’re thinking about this, and some of my comments allude to some of the input we’ve received. And then Anupam, it starts to dial down into what are the challenges we know that are going to be associated with launching a trial at this time? You’ve got two new drugs approved with Voxelotor and crizanlizumab. You’ve got new drugs coming in. So there’s a lot of change happening that, you know, is going to happen and you can’t predict some of the outcomes. So that means you have to take some decisions based on the best judgements that – on how those things are going to evolve and what we see in our data and what we expect from it.

The other piece that’s really – so there’s just – there are some decisions now that we’re working through since we went to launch our trials – our pivotal programmes this year, and then the other aspect is the operational part. So we’re going global and bringing sites in, completing feasibility, understanding how many patients they have based on some of the various eligibility criteria that we’re putting forward.

39th Annual JP Morgan Healthcare Conference	Monday 11th January 2021

So wrapping all that up is where we’re moving now. And I think that the key part of your question is you’ve got to make some decisions and put your nickel down, and you always wish you had more information, but you’ve got to ask yourself, how long is it going to take me to get that additional information? And is it worth it? And two, is that – really does the amount of information that I can get in that period of time give me – how much more confidence does it give?

And so at this point, we think we have everything we need to make those decisions. And now we get into the hard part of making them, finalising them and moving them forward to the timeline we’ve committed to.

Anupam Rama: We’ve got a question from the portal here, which is, sickle cell is a prevalent disease in the sort of Middle East type of region. How are you thinking about sort of commercialisation and trial enrolment in that region specifically?

Darrin Miles: I can probably address the overarching question around commercialisation, and Chris can tackle trial enrolment. So – so yes, we recognise that the incidence of sickle cell globally is quite significant. And it’s an opportunity and a need that we want to be able to address with Mitapivat. What’s key, though, is that we don’t think we necessarily need to do it ourselves, right? So, our focus would be on striking partnerships with either global or regional players with a footprint in those geographies that can – that we’ll partner with in order to bring Mitapivat to the market. So it gives us a great – a good deal of optionality, not necessarily efficient for Agios to undertake that on our own.

And with regard to clinical trial enrolment, I’ll turn it to Chris.

Chris Bowden: We agree very much with the questioner that that’s an important part of the world where sickle cell disease is prevalent, and it’s indeed a high unmet need and are already taking steps to do some of that operational work that I alluded to in my first answer, as well as in other important parts of the world.

Anupam Rama: I’m going to hand it over to Tessa from the team to ask a quick question on 946.

Tessa Romero: Yeah, thanks, Anupam. So I think you guys noted that we should be seeing some healthy volunteer data from the 946 programme by year-end. I think that you all are incorporating a sickle cell disease cohort in that study. So just, can you remind us of when that’s initiated and – when that could be initiated and potential timelines to data in sickle cell for that programme? Thanks so much.

Chris Bowden: Yes. So we have our trial with AG 946 is ongoing in healthy volunteers, and that’s a pretty standard single ascending dose series of cohorts and multi ascending dose series of cohorts. And we have the option to open a sickle cell cohort once we have defined a go-forward dose. And so we are not able to guide as to when exactly that will happen because we have – when we get to that – when we reach that that – that point, then we’ll be able to declare, okay, we have what we need and let’s move forward. Now – and the things that we want to incorporate into that would be how is the drug tolerated over a 14 day dosing period? And how does safety – because we’ll study several dose cohorts – also look, when we look at pharmacokinetics, pharmacodynamics data?

39th Annual JP Morgan Healthcare Conference	Monday 11th January 2021

And so then we’ll pull all that together and then we, of course, are hopeful that 946 will clear its hurdles and then we’ll be able to make that decision to activate that sickle cell cohort.

There is another component about 946 that you should think about that Jackie alluded to, which is the expansion – the potential that we can study AG 946 and some of these other diseases that we’re very keen on looking at when we’re thinking about activating PKM2, as well as other diseases where we can activate PKR. So I think we’ve – we’ve guided to the sickle cell cohort. It is – it would certainly be something of interest to us, but we have potentially set a broader view of – we, we will have a broader view of 946 if it achieves this potential in the SAD/MAD cohort.

Anupam Rama: We’ve got another question from the portal, actually. What are Servier’s plans with the broader oncology pipeline? Will they continue to advance AG270 focused on MAT2A and MTAP deletions?

Jackie Fouse: So, without speaking on their behalf, what I can tell you is that we’ve been very pleased with the relationship that we’ve formed with Servier and with the transaction that we negotiated, because – not only because we think it creates great value for us and our shareholders and enables our strategic pivot, but also because we feel like we’re putting our oncology assets into the hands of a company that has the financial means to invest behind the programmes. They are very committed if you look at what they’ve said publicly too. Oncology is a priority therapeutic area for them, as well as the US market. And our understanding is that they are looking across all of the assets. They wanted to take our entire oncology platform, all of the programmes, both clinical research and the people because they see potential there. And our understanding is they are going to continue to explore options and invest behind the assets. So I think the short answer is they will continue to invest behind AG270 and MAT2A inhibition more generally, but it’s going to be up to them exactly how they take that forward.

Anupam Rama: We’ve got another question from the portal. Post the close of the Servier transaction in 2Q, how should we think about timelines to the return of capital to shareholders and I guess the form in which this will take? I’m assuming it’s buyback, right?

Jonathan Biller: Sure. I can take that one. So what we’ve discussed so far is we’ll return the capital in the form of share repurchases. We’ll commence those share repurchases after closing. As we get closer to closing, we’ll provide more information with respect to exactly how we’ll execute them. You know, as you know, there are certainly different ways you can execute those share repurchases.

I think the way that we would suggest you think about the timing of the return is that we would imagine, or plan on completing the $1.2 billion of share repurchases within a 12 to 18-month period. But in terms of how much they might be front-loaded versus, for example, rate-able, we’ll provide more guidance as we get closer to closing.

Anupam Rama: We’ve got another question from the portal, which is, how do you think about your sickle cell programme in the treatment paradigm with the advent of potential gene therapy within the disease?

Jackie Fouse: Darrin, do you want to –

39th Annual JP Morgan Healthcare Conference	Monday 11th January 2021

Darrin Miles: Well, I could take an initial pass and then maybe pass it to Chris and Bruce to share further. You know, so obviously we – in developing the programme, we do quite a significant deep dive into the market and an assessment of existing and potential competition. We engage with the KOL and the broader treating community to get a sense for how their behaviours may change as these new products are introduced over time. And there’s a good deal of excitement, and there should be around gene therapy.

I think, however, there are some limitations though, right? To the eligible patient population just due to the procedures required in order to ultimately be able to administer it successfully. So, in our estimation, actually across all setting where we expect to see – or can expect to see gene therapy introduced, the market is telling us, and we’ve been able to confirm multiple times now that they’re seeing it limited more to 10 to 15% of the – of the diagnosed population which leaves the vast majority of patients available for other interventions.

And so, Chris, maybe you can comment about the some of your observations.

Chris Bowden: At some time in the future when gene editing is not associated with conditioning and the preparative regimens and the fitness that one must have in order to go with that, then it may be an option for many, many more patients. For now, Darrin, I think has framed what we are for now and for what I think is going to be the foreseeable future, understanding that innovations come out of nowhere.

And what we’ve heard from patients is that – and physicians is there’s a very high need for therapies like PK – active PKR activators that are oral medicines that can be taken regularly and can address the components that – of their disease that affect them. And people are very – that we’ve – patients and advocates that we’ve spoken to are very realistic about this in the sense of this is not a cure, but they – the things that they’re looking to have addressed are fatigue and pain. And so that’s where we think ours fits.

Another nuance I would put is that you have two drugs that have come on the market now that either raise your haemoglobin or reduce BOCs. And we’re talking that the potential we think for Mitapivat is to address both of those. We also see another upside for Mitapivat, which we demonstrated across a number of diseases now where we reduce haemolysis and improve the amount of poiesis. By reducing haemolysis, you can reduce the – to some extent, the inflammatory state that goes with that constant destruction of red cells. And so we think also that that has the potential to translate into patient-reported outcomes. Improvements in how you feel when you’re on the drug, which gets back to, you know, a series of the earlier questions which was how are you designing your trials and what else do you need besides an increase in haemoglobin?

There’s just a lot of room there. I think that gene therapy, the results are really impressive. I’m really, really happy to see that. It’s just an impressive feat of science, and the clinical data looks great, but we get in these situations frequently. And I’m not saying that the questioner is putting this forward, but we don’t see – we saw the same thing with IDH and leukaemia. We see that the new therapies coming in tend to lift all boats. And the other aspect is patients with sickle cell see this, but that we hope that that will also compel them to enter into trials, and that may help us accrue our studies; everybody’s studies.

39th Annual JP Morgan Healthcare Conference	Monday 11th January 2021

Anupam Rama: Maybe the last question really quickly just came into the portal here. In sickle cell disease, what is biologically driving the preconditioning requirements for the gene therapies, and how might that change? And how do you think about – I think you kind of mentioned this, the preconditioning and the context of your therapy, right? Which obviously don’t meet –

Chris Bowden: Well, I’ll leave the details of – given the limited time of – the needs for preconditioning and how that may change over time to companies that forget more about this in a day than I’ll probably know in the – you know, the next several months to years. For us, we’re looking at a small molecule that activates pyruvate kinase, which is a fundamental key enzyme in terms of maintaining the health of the red cell.

And by – Bruce Car has made a very nice, you know, analogy for us where that enzyme may be working fine. It’s wildtype; it’s not mutated, but it’s not able to meet the needs of the cell, which is under stress because of sickle cell disease. So fundamentally, that’s what we’re looking to do, and you don’t need to go through a number of highly innovative, yet complicated aspects of gene editing, replacing genes with activating and improving the performance of an enzyme that is already present in the red cell.

Bruce Car: If I could maybe just add one thing to Chris’s point. It’s not a zero-sum game, right? So not all patients are responding to all treatments, right? You’re seeing response rates 40, 50% or there about. There’s an opportunity for patients to step through a number of treatments before they get to gene therapy. I would direct you to Rachel Grace’s[?] publication I think from last September around recommended treatment approaches in the setting of the availability of PKR activators, as well as potentially gene therapy. And so given the requirements both physical, as well as the chemo-conditioning requirements for gene therapy they would actually advise, potentially stepping through oral treatment before offering patients gene therapy.

I suspect that gives us some sense of how things could potentially play out in sickle cell as well. But again, I think we welcome innovations for these patients across the board. It’s a good thing.

Anupam Rama: Okay. Jackie and team, Chris, Jonathan, Bruce, Darrin, we want to thank you guys so much for taking the time, and I hope you guys have a great rest of the meeting, and thanks to all the listeners on the webcast.

Chris Bowen: Yes, see you in San Francisco next year.

Jackie Fouse: Yes, thanks everybody for your help. Thanks, Tessa. Thanks, audience.

[END OF TRANSCRIPT]

39th Annual JP Morgan Healthcare Conference	Monday 11th January 2021

Additional Information and Where to Find It

This communication relates to the proposed transaction involving the sale by Agios Pharmaceuticals, Inc. (“Agios”) of its oncology business to Servier Pharmaceuticals, LLC. In connection with the proposed transaction, Agios will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Agios’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Agios may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF AGIOS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, at http://www.sec.gov, and Agios’s website, at www.agios.com. In addition, the documents (when available) may be obtained free of charge by accessing Agios’s website at www.agios.com under the heading “Investors” or, alternatively, directing a request to Holly Manning by email at holly.manning@agios.com or by calling 617-649-8600.

Participants in the Solicitation

Agios and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Agios common stock in respect of the proposed transaction. Information about the directors and executive officers of Agios is set forth in the proxy statement for Agios’s 2020 annual meeting of stockholders, which was filed with the SEC on April 16, 2020, and in other documents filed by Agios with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase and Sale Agreement (the “Purchase Agreement”), by and among Agios, Servier Pharmaceuticals, LLC, a Delaware limited liability company (“Purchaser”), and, solely for purposes of guaranteeing certain obligations of Purchaser, Servier S.A.S., a French societe par actions simplifiee; (ii) the failure of Agios to obtain stockholder approval for the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction; (iii) the effect of the announcement of the proposed transaction on the ability of Agios to retain and hire key personnel and maintain relationships with its customers, suppliers, advertisers, partners and

39th Annual JP Morgan Healthcare Conference	Monday 11th January 2021

others with whom it does business, or on its operating results and businesses generally; (iv) the risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (v) the ability to meet expectations regarding the timing and completion of the proposed transaction, including with respect to receipt of required regulatory approvals; (vi) the failure of Agios to receive milestone or royalty payments under the Purchase Agreement and the uncertainty of the timing of any receipt of any such payments; (vii) the uncertainty of the results and effectiveness of the use of proceeds from the proposed transaction; and (viii) other risks and uncertainties described in our reports and filings with the SEC, including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the fiscal quarter ended on September 30, 2020 filed with the SEC on November 5, 2020 and other subsequent periodic reports we file with the SEC, which are available at http://www.sec.gov and Agios’s website at http://www.agios.com. While the list of factors presented here is considered representative, this list should not be considered to be a complete statement of all potential risks and uncertainties. Any forward-looking statements contained in this communication are made only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by law.

EMBRACING OUR PAST, REIMAGINING OUR FUTURE 39th Annual J.P. Morgan Healthcare Conference January 11, 2021 1EMBRACING OUR PAST, REIMAGINING OUR FUTURE 39th Annual J.P. Morgan Healthcare Conference January 11, 2021 1

Important Information for Investors and Stockholders Additional Information and Where to Find It This communication relates to the proposed transaction involving the sale by Agios Pharmaceuticals, Inc. (“Agios”) of its oncology business to Servier Pharmaceuticals, LLC. In connection with the proposed transaction, Agios will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Agios’ proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Agios may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF AGIOS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, at http://www.sec.gov, and Agios’s website, at www.agios.com. In addition, the documents (when available) may be obtained free of charge by accessing Agios’s website at www.agios.com under the heading “Investors” or, alternatively, directing a request to Holly Manning by email at holly.manning@agios.com or by calling 617-649-8600. Participants in the Solicitation Agios and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Agios common stock in respect of the proposed transaction. Information about the directors and executive officers of Agios is set forth in the proxy statement for Agios’ 2020 annual meeting of stockholders, which was filed with the SEC on April 16, 2020, and in other documents filed by Agios with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. 2Important Information for Investors and Stockholders Additional Information and Where to Find It This communication relates to the proposed transaction involving the sale by Agios Pharmaceuticals, Inc. (“Agios”) of its oncology business to Servier Pharmaceuticals, LLC. In connection with the proposed transaction, Agios will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Agios’ proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Agios may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF AGIOS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, at http://www.sec.gov, and Agios’s website, at www.agios.com. In addition, the documents (when available) may be obtained free of charge by accessing Agios’s website at www.agios.com under the heading “Investors” or, alternatively, directing a request to Holly Manning by email at holly.manning@agios.com or by calling 617-649-8600. Participants in the Solicitation Agios and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Agios common stock in respect of the proposed transaction. Information about the directors and executive officers of Agios is set forth in the proxy statement for Agios’ 2020 annual meeting of stockholders, which was filed with the SEC on April 16, 2020, and in other documents filed by Agios with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. 2

Forward Looking Statements This communication contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding Agios’ plans, strategies and expectations for the preclinical, clinical and commercial advancement of its drug development programs; the potential benefits of Agios’ products and product candidates; Agios’ key milestones and guidance for 2021 and strategic vision for 2025; its financial guidance regarding the period in which it will have capital available to fund its operations; expectations regarding the sale of Agios’ oncology portfolio and associated return of capital to shareholders; and the potential benefits of Agios’s strategic plans and focus. The words “anticipate,” “expect,” “goal,” “hope,” “milestone,” “plan,” “potential,” “possible,” “strategy,” “will,” “vision,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from Agios’ current expectations and beliefs. Management's expectations and, therefore, any forward-looking statements in this communication could also be affected by risks and uncertainties relating to a number of other important factors, including, without limitation risks and uncertainties related to: (i) Agios’s sale of its oncology portfolio, including the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase and sale agreement; the failure of Agios to obtain stockholder approval for the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction; the effect of the announcement of the proposed transaction on the ability of Agios to retain and hire key personnel and maintain relationships with its customers, suppliers, advertisers, partners and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the ability to meet expectations regarding the timing and completion of the proposed transaction, including with respect to receipt of required regulatory approvals; the failure of Agios to receive milestone or royalty payments under the purchase and sale agreement and the uncertainty of the timing of any receipt of any such payments; and the uncertainty of the results and effectiveness of the use of proceeds from the proposed transaction; (ii) the impact of the COVID-19 pandemic to Agios’ business, operations, strategy, goals and anticipated milestones, including its ongoing and planned research activities, ability to conduct ongoing and planned clinical trials, clinical supply of current or future drug candidates, commercial supply of current or future approved products, and launching, marketing and selling current or future approved products; (iii) Agios’ results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; (iv) the content and timing of decisions made by the U.S. FDA, the EMA or other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies; (v) Agios’ ability to obtain and maintain requisite regulatory approvals and to enroll patients in its planned clinical trials; (vi) unplanned cash requirements and expenditures and competitive factors; (vii) Agios' ability to obtain, maintain and enforce patent and other intellectual property protection for any product candidates it is developing; (viii) Agios’ ability to maintain key collaborations; and (ix) general economic and market conditions. These and other risks are described in greater detail under the caption Risk Factors included in Agios’ public filings with the Securities and Exchange Commission. Any forward-looking statements contained in this communication speak only as of the date hereof, and Agios expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. 3Forward Looking Statements This communication contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding Agios’ plans, strategies and expectations for the preclinical, clinical and commercial advancement of its drug development programs; the potential benefits of Agios’ products and product candidates; Agios’ key milestones and guidance for 2021 and strategic vision for 2025; its financial guidance regarding the period in which it will have capital available to fund its operations; expectations regarding the sale of Agios’ oncology portfolio and associated return of capital to shareholders; and the potential benefits of Agios’s strategic plans and focus. The words “anticipate,” “expect,” “goal,” “hope,” “milestone,” “plan,” “potential,” “possible,” “strategy,” “will,” “vision,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from Agios’ current expectations and beliefs. Management's expectations and, therefore, any forward-looking statements in this communication could also be affected by risks and uncertainties relating to a number of other important factors, including, without limitation risks and uncertainties related to: (i) Agios’s sale of its oncology portfolio, including the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase and sale agreement; the failure of Agios to obtain stockholder approval for the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction; the effect of the announcement of the proposed transaction on the ability of Agios to retain and hire key personnel and maintain relationships with its customers, suppliers, advertisers, partners and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the ability to meet expectations regarding the timing and completion of the proposed transaction, including with respect to receipt of required regulatory approvals; the failure of Agios to receive milestone or royalty payments under the purchase and sale agreement and the uncertainty of the timing of any receipt of any such payments; and the uncertainty of the results and effectiveness of the use of proceeds from the proposed transaction; (ii) the impact of the COVID-19 pandemic to Agios’ business, operations, strategy, goals and anticipated milestones, including its ongoing and planned research activities, ability to conduct ongoing and planned clinical trials, clinical supply of current or future drug candidates, commercial supply of current or future approved products, and launching, marketing and selling current or future approved products; (iii) Agios’ results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; (iv) the content and timing of decisions made by the U.S. FDA, the EMA or other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies; (v) Agios’ ability to obtain and maintain requisite regulatory approvals and to enroll patients in its planned clinical trials; (vi) unplanned cash requirements and expenditures and competitive factors; (vii) Agios' ability to obtain, maintain and enforce patent and other intellectual property protection for any product candidates it is developing; (viii) Agios’ ability to maintain key collaborations; and (ix) general economic and market conditions. These and other risks are described in greater detail under the caption Risk Factors included in Agios’ public filings with the Securities and Exchange Commission. Any forward-looking statements contained in this communication speak only as of the date hereof, and Agios expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. 3

Shirley, Acute Myeloid Leukemia Tamara, Pyruvate Kinase Deficiency As always, we are driven by our sense of urgency to help patients. World Cholangiocarcinoma Day Panel 4 4 of Patients & Advocates Cass, Sickle Cell DiseaseShirley, Acute Myeloid Leukemia Tamara, Pyruvate Kinase Deficiency As always, we are driven by our sense of urgency to help patients. World Cholangiocarcinoma Day Panel 4 4 of Patients & Advocates Cass, Sickle Cell Disease

We are at an inflection point The path ahead is shaped by three important decisions: 1 2 3 Maximize the Thoughtfully Move forward value and impact pursue capital with a singular of our oncology markets focus on portfolio for independence genetically patients and while right-sizing defined diseases stakeholders the company 5We are at an inflection point The path ahead is shaped by three important decisions: 1 2 3 Maximize the Thoughtfully Move forward value and impact pursue capital with a singular of our oncology markets focus on portfolio for independence genetically patients and while right-sizing defined diseases stakeholders the company 5

To maximize the value and promise of our diverse portfolio, we have made a deliberate choice of where to focus our efforts and investment Selling our oncology portfolio to a capable and Expanding our committed buyer genetically defined allows us to disease pipeline maximize and mining the its patient impact. extensive, untapped potential in the PK franchise provides a clear path to success. By singularly focusing on genetically defined diseases and positioning our oncology portfolio for success with Servier, we can make the greatest impact. 6To maximize the value and promise of our diverse portfolio, we have made a deliberate choice of where to focus our efforts and investment Selling our oncology portfolio to a capable and Expanding our committed buyer genetically defined allows us to disease pipeline maximize and mining the its patient impact. extensive, untapped potential in the PK franchise provides a clear path to success. By singularly focusing on genetically defined diseases and positioning our oncology portfolio for success with Servier, we can make the greatest impact. 6

Our refocused therapeutic area is defined by a combination of our most differentiated foundational elements CELLULAR GENETICALLY METABOLISM DEFINED DISEASE GENETICALLY Cellular metabolism is a Genetically defined disease DEFINED DISEASES central part of our is a broad umbrella that + heritage and scientific encompasses both rare and CELLULAR competency more common diseases METABOLISM 7Our refocused therapeutic area is defined by a combination of our most differentiated foundational elements CELLULAR GENETICALLY METABOLISM DEFINED DISEASE GENETICALLY Cellular metabolism is a Genetically defined disease DEFINED DISEASES central part of our is a broad umbrella that + heritage and scientific encompasses both rare and CELLULAR competency more common diseases METABOLISM 7

Singular focus in genetically defined diseases sets the stage for building long-term value

Transformative deal with Servier supports near-term priorities

- Initiate pivotal development of mitapivat in thalassemia and sickle cell disease
- File NDA for mitapivat in PK deficiency; prepare for launch
- Determine next steps for AG-946 development based on healthy volunteer study
- Advance next research program to IND

2025 & Beyond

- **Mitapivat approvals in 3 initial indications**
- **Broad clinical pipeline of at least 5 molecules exploring at least 10 indications**
- **Robust research pipeline poised to deliver a new IND every 12-24 months**
- **Cash-flow positive**

8

SERVIER TRANSACTION 9SERVIER TRANSACTION 9

The Servier transaction is the result of a comprehensive strategic review of our business and a competitive sale process We conducted a comprehensive strategic review of the company’s assets led by our board of directors and management team, with assistance from independent financial advisors, aimed at maximizing our potential for achieving superior outcomes for patients, and delivering sustainable, long-term value to shareholders We ran a broad, competitive process that included large biopharma, midsize biopharma with oncology growth strategies and regional biopharma with U.S. expansion strategies The consideration to be received from Servier captures the full intrinsic value of our oncology business – the significant upfront cash proceeds de-risks the oncology portfolio while the regulatory milestone and royalties provide significant participation in the future ® success of vorasidenib and TIBSOVO 10The Servier transaction is the result of a comprehensive strategic review of our business and a competitive sale process We conducted a comprehensive strategic review of the company’s assets led by our board of directors and management team, with assistance from independent financial advisors, aimed at maximizing our potential for achieving superior outcomes for patients, and delivering sustainable, long-term value to shareholders We ran a broad, competitive process that included large biopharma, midsize biopharma with oncology growth strategies and regional biopharma with U.S. expansion strategies The consideration to be received from Servier captures the full intrinsic value of our oncology business – the significant upfront cash proceeds de-risks the oncology portfolio while the regulatory milestone and royalties provide significant participation in the future ® success of vorasidenib and TIBSOVO 10

The recently announced deal with Servier captures the full value* of the oncology portfolio facilitating the acceleration of our efforts in genetically defined diseases

As part of the definitive agreement with Servier for the acquisition of the oncology portfolio, Agios will receive:

1. Cash consideration of up to $2B, including $1.8B in upfront cash and a $200M milestone upon FDA approval of vorasidenib**
2. 5% royalties on U.S. net sales of TIBSOVO® from transaction close through loss of exclusivity
3. 15% royalties on U.S. net sales of vorasidenib from first commercial sale through loss of exclusivity

Agios plans to return at least $1.2B to shareholders; residual proceeds will be retained to achieve capital markets independence to fund the company through major catalysts and to profitability

**Risk adjusted*

***FDA approval of vorasidenib on or before January 1, 2027 with label permitting use as single agent in adjuvant setting for Grade 2 glioma with IDH1 or IDH2 mutation*

11

• Focusing solely on genetically defined diseases will enable us to drive greater differentiation for Agios, unlock a deeper pipeline of therapies and indications at a more rapid pace that leverage our core expertise in cellular metabolism The reimagined • Will realign capital structure to reflect stage of maturity based on our Agios presents a genetically defined disease pipeline with a plan to return at least compelling $1.2B of the $1.8B upfront proceeds; resulting in a share count investment reduction of approximately 25-35%* opportunity • Remaining proceeds together with our YE 2020 cash balance of $670.5M expected to be sufficient to fund company through major catalysts and to cash flow profitability in 2025 ® • TIBSOVO royalty and potential vorasidenib milestone and royalty Transaction subject to customary regulatory approvals and a shareholder approval; closing provide meaningful participation in these opportunities and expected in Q2 complementary sources of future cash flow *Assumes volume-weighted average repurchase price between $50-70 12 12• Focusing solely on genetically defined diseases will enable us to drive greater differentiation for Agios, unlock a deeper pipeline of therapies and indications at a more rapid pace that leverage our core expertise in cellular metabolism The reimagined • Will realign capital structure to reflect stage of maturity based on our Agios presents a genetically defined disease pipeline with a plan to return at least compelling $1.2B of the $1.8B upfront proceeds; resulting in a share count investment reduction of approximately 25-35%* opportunity • Remaining proceeds together with our YE 2020 cash balance of $670.5M expected to be sufficient to fund company through major catalysts and to cash flow profitability in 2025 ® • TIBSOVO royalty and potential vorasidenib milestone and royalty Transaction subject to customary regulatory approvals and a shareholder approval; closing provide meaningful participation in these opportunities and expected in Q2 complementary sources of future cash flow *Assumes volume-weighted average repurchase price between $50-70 12 12

Our plan accelerates and increases the impact we can make for patients, our employees and shareholders PATIENTS EMPLOYEES SHAREHOLDERS We will have the ability to make We will be a best-in-class Narrowed focus offers a difference for patients by: organization with a clear superior long-term vision and focus on genetically shareholder value creation • Shifting existing resources to defined diseases providing: driven by: execute on our PKD launch and rapidly advance our thalassemia and • An opportunity to bring three • A clearer path to sustained growth sickle cell disease programs mitapivat indications to market and profitability • Evaluating opportunities to broaden by 2025 • Significant upside potential as our PKR activator franchise and • The ability to work on a robust mitapivat and PK activation expand into non-PKR modalities and exciting research pipeline opportunities play out • Focusing our energy on the • A chance to amplify the best of • The return of at least $1.2B to promising targets within our research our existing culture with new shareholders to realign our capital organization opportunities to grow and make structure a difference • Capital markets independence • Placing our oncology portfolio with Servier, a company committed to investing in expanded indications and global reach for our programs 13Our plan accelerates and increases the impact we can make for patients, our employees and shareholders PATIENTS EMPLOYEES SHAREHOLDERS We will have the ability to make We will be a best-in-class Narrowed focus offers a difference for patients by: organization with a clear superior long-term vision and focus on genetically shareholder value creation • Shifting existing resources to defined diseases providing: driven by: execute on our PKD launch and rapidly advance our thalassemia and • An opportunity to bring three • A clearer path to sustained growth sickle cell disease programs mitapivat indications to market and profitability • Evaluating opportunities to broaden by 2025 • Significant upside potential as our PKR activator franchise and • The ability to work on a robust mitapivat and PK activation expand into non-PKR modalities and exciting research pipeline opportunities play out • Focusing our energy on the • A chance to amplify the best of • The return of at least $1.2B to promising targets within our research our existing culture with new shareholders to realign our capital organization opportunities to grow and make structure a difference • Capital markets independence • Placing our oncology portfolio with Servier, a company committed to investing in expanded indications and global reach for our programs 13

REIMAGINING OUR FUTURE 14REIMAGINING OUR FUTURE 14

AGIOS TOMORROW

Focused Innovation.
Ambitious Development.
Increased Patient Impact.

BY LEVERAGING

- Culture of continuous development and patient-first orientation
- Deep understanding of disease biology and expertise in cellular metabolism
- Emphasis on translational research, starting in early stage discovery
- Proven success in drug discovery, development and commercialization

Focus on Genetically Defined Diseases

WE CAN

- **Deliver groundbreaking science with an energized focus and mission**
- **Fully develop potential for PK franchise and grow our clinical pipeline**
- **Strengthen the business**

15

We are the pioneering leaders in PKR activation 6 YEARS STUDYING PKR ACTIVATION IN THE CLINIC ~190 17 15 17 3 DISEASES WITH JOURNAL ARTICLES MEDICAL/SCIENTIFIC PATIENTS CLINICAL PUBLISHED COLLABORATIONS POC ACHIEVED TREATED TRIALS st st st st 1 POSITIVE PHASE 1 GLOBAL PK 1 INTERNATIONAL PK 1 HEMOLYTIC A LOT 3 READOUT IN PK DEFICIENCY DEFICIENCY ANEMIA ADVOCACY DEFICIENCY REGISTRY ADVOCACY COUNCIL COALITION BUILDING OF FIRSTS: + 16We are the pioneering leaders in PKR activation 6 YEARS STUDYING PKR ACTIVATION IN THE CLINIC ~190 17 15 17 3 DISEASES WITH JOURNAL ARTICLES MEDICAL/SCIENTIFIC PATIENTS CLINICAL PUBLISHED COLLABORATIONS POC ACHIEVED TREATED TRIALS st st st st 1 POSITIVE PHASE 1 GLOBAL PK 1 INTERNATIONAL PK 1 HEMOLYTIC A LOT 3 READOUT IN PK DEFICIENCY DEFICIENCY ANEMIA ADVOCACY DEFICIENCY REGISTRY ADVOCACY COUNCIL COALITION BUILDING OF FIRSTS: + 16

In mitapivat, we are building a robust pipeline with the ability to rapidly expand to three indications

Mitapivat Pipeline Overview

Indication (Early Stage Clinical / Late Stage Clinical)	Regulatory Submission	Near-Term Milestones
Non-transfusion Dependent (NTD) Adult PK Deficiency (ACTIVATE)	NDA filing in Q2; MAA filing in 2H 2021	Positive topline data from ACTIVATE announced in Dec.
Transfusion Dependent Adult PK Deficiency (ACTIVATE-T)		Topline data expected in Q1 2021
Sickle Cell Disease		Finalize pivotal plan in 1H 2021; Initiate pivotal plan in 2021
Non-transfusion Dependent Adult Thalassemia (ENERGIZE)		Finalized pivotal plan in Dec. 2020; Initiate pivotal study in 2H 2021
Transfusion Dependent Adult Thalassemia (ENERGIZE-T)		Finalized pivotal plan in Dec. 2020; Initiate pivotal study in 2H 2021
Pediatric PK Deficiency		Finalized pivotal plan in Dec. 2020
Pediatric Thalassemia		Planning in process
Pediatric Sickle Cell Disease		Planning in process

~3-8K PATIENTS IN U.S. & EU5 — Pyruvate Kinase Deficiency

~18-23K PATIENTS IN U.S. & EU5 — β- and α-Thalassemia

~120-135K PATIENTS IN U.S. & EU5 — Sickle Cell Disease

17

Significant opportunities exist beyond our initial pipeline focus


Mechanism
Molecule Approval Stage
Validated program
Development candidate
Investigational new drug
NDA/ MAA
Indications
Pyruvate kinase activation: 20+ potential indications
PK opportunities
PKR
PKM2
Non-PK opportunities
PAH
BCAT-II
mitapivat
AG-946
Development candidates
Others
Development candidate
Others
Pyruvate kinase deficiency
Sickle cell disease
α, β−Thalassemia
Hereditary spherocytosis **(~64K U.S. patients)**
Anemia of low-risk MDS **(~50K U.S. patients)**
Multiple hereditary hemolytic anemias
Anemia of chronic kidney disease
Retinal indications
Diabetic retinopathy/nephropathy
Hereditary myopathies
Neurologic (ALS)
Aminoacidurias/acidemia: 6+ potential indications
Phenylketonuria **(~16,500 U.S. patients)**
Methylmalonic acidemia
Propionic acidemia
Multiple rare inborn errors of metabolism

18

Significant opportunities exist beyond our initial pipeline focus



Mechanism
Molecule Approval Stage
Validated program
Development candidate
Investigational new drug
NDA/ MAA
PKR
mitapivat
AG-946

Indications

***Pyruvate kinase activation*: 20+ potential indications**

- Pyruvate kinase deficiency
- Sickle cell disease
- α, β−Thalassemia

- Hereditary spherocytosis **(~64K U.S. patients)**
- Anemia of low-risk MDS **(~50K U.S. patients)**
- Multiple hereditary hemolytic anemias

Data from the SAD/MAD cohorts for the AG-946 healthy volunteer study to be submitted for presentation by YE 2021

19

Significant opportunities exist beyond our initial pipeline focus


Mechanism
Molecule Approval Stage
Validated program
Development candidate
Investigational new drug
NDA/ MAA
Indications
Pyruvate kinase activation: 20+ potential indications
PK opportunities
PKR
PKM2
mitapivat
AG-946
Development candidates
Others
Pyruvate kinase deficiency
Sickle cell disease
α, β−Thalassemia
Hereditary spherocytosis **(~64K U.S. patients)**
Anemia of low-risk MDS **(~50K U.S. patients)**
Multiple hereditary hemolytic anemias
Anemia of chronic kidney disease
Retinal indications
Diabetic retinopathy/nephropathy
Hereditary myopathies
Neurologic (ALS)

Research efforts to prioritize new PKR and PKM2 indications for clinical development currently in process; development decisions to be made in 2021

20

Significant opportunities exist beyond our initial pipeline focus

Mechanism	Molecule Approval Stage	Indications
	Validated program → Development candidate → Investigational new drug → NDA/MAA	*Aminoacidurias/acidemia*: 6+ potential indications
PAH	Development candidate	Phenylketonuria (**~16,500 U.S. patients**)
BCAT-II	Others	Methylmalonic acidemia Propionic acidemia Multiple rare inborn errors of metabolism

Non-PK opportunities: PAH, BCAT-II

Development candidate declared and IND enabling activities for the PAH program ongoing

Lead optimization in process for BCAT-II program

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Anticipated 2021 key milestones

GDD PROGRAM MILESTONES

- Submit NDA in the U.S. for mitapivat in adults with PK deficiency in Q2
- Submit MAA in the EU for mitapivat in adults with PK deficiency in mid-2021
- Initiate two Phase 3 studies of mitapivat – ENERGIZE-T and ENERGIZE – in regularly transfused and not regularly transfused thalassemia in 2H 2021
- Provide an overview of our pivotal program for mitapivat in sickle cell disease in 1H and initiate pivotal program in 2021
- Prioritize new PKR and PKM2 indications for clinical development in 2021

GDD DATA PRESENTATIONS

- Report topline data from the ACTIVATE-T study of mitapivat in regularly transfused PK deficiency in Q1
- Submit data from the mitapivat ACTIVATE and ACTIVATE-T studies for presentation at EHA
- Submit data from the mitapivat thalassemia Phase 2 study for presentation at EHA
- Submit data from ongoing clinical trials of mitapivat in sickle cell disease for presentation at medical meetings throughout 2021
- Submit data from the SAD/MAD cohorts of the AG-946 healthy volunteer study for presentation at a medical meeting by YE

CORPORATE

- Close the sale of the oncology portfolio to Servier in Q2
- Commence the return of capital to shareholders post-close in Q2

NEAR-TERM ONCOLOGY MILESTONES & DATA PRESENATIONS

- Achieve full-year revenue for TIBSOVO® of $160-170M
- Present mature OS for ClarIDHy at ASCO GI on Jan. 17
- Submit sNDA for TIBSOVO in previously treated cholangiocarcinoma in Q1
- Complete enrollment in AGILE by YE
- Complete enrollment in the MDS cohort of the Phase 1 study by YE

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AGIOS 2025 VISION:

Focused Innovation. Ambitious Development.
Transformative Treatments for Patients with Genetically Defined Diseases.

- MITAPIVAT APPROVALS IN 3 INITIAL INDICATIONS
- 5+ MOLECULES EXPLORING 10+ INDICATIONS
- PIPELINE POISED TO DELIVER NEW IND EVERY 12-24 MONTHS
- CASH FLOW POSITIVE

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THANK YOU 24THANK YOU 24